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                                  EXHIBIT 99.1

                          MOLECULAR DEVICES CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 30, 2000




         The undersigned hereby appoints JOSEPH D. KEEGAN, PH.D and TIMOTHY A. HARKNESS and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Molecular Devices Corporation, a Delaware corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Molecular Devices Corporation to be held at 1311 Orleans Drive, Sunnyvale, California on Wednesday, August 30, 2000 at 10:30 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY
STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

              (Continued, and to be dated and signed on other side)

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                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.


PROPOSAL 1:       To approve the issuance of shares of Molecular Devices common stock in the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of June 7, 2000, among Molecular Devices Corporation, Mercury Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Molecular Devices, and LJL BioSystems, Inc.


      [ ]   FOR              [ ]   AGAINST                [ ]  ABSTAIN

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.